May 30, 2005

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549 USA

Dear Sirs:

RE:	MONEYFLOW CAPITAL CORPORATION
FILE REF. NO. 000-50389

We were previously the principal accountants for Moneyflow Capital Corporation and we reported on the financial statements of Moneyflow Capital Corporation as of the periods since October 31, 2002. As of April 29, 2005, we were not engaged as the principal accountants for Moneyflow Capital Corporation. We have read Moneyflow Capital Corporation’s statements under Item 4 of its Form 8-K, dated May 30, 2005, and we agree with such statements.

For the most recent fiscal period of 2004, there has been no disagreement between Moneyflow Capital Corporation and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Morgan & Company would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

“Morgan & Company”

Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1